Registration No. 333-____
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                          AMERICAN ENTERPRISE.COM CORP.
             (Exact name of registrant as specified in its charter)

                Florida                                        59-3248917
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)
     6800 North Dale Mabry Highway
               Suite 100                                           33514
             Tampa, Florida                                      (Zip Code)
(Address of principal executive offices)

        American Enterprise.com Corp. Legal Services Plan of Compensation
                            (Full title of the plan)

    Dr. Cardwell C. Nuchols, President                        Copy to:
       and Chief Operating Officer
      American Enterprise.com Corp.                        Martin A. Traber
 6800 North Dale Mabry Highway, Suite 100                  Foley & Lardner
           Tampa, Florida 33514                  100 N. Tampa Street, Suite 2700
          Phone: (813) 661-9501                         Tampa, Florida 33602
   (Name, address and telephone number,                    (813) 225-4126
including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering         Amount of
     be Registered            Registered                Share                  Price             Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
     Common Stock,
    $.001 par value         100,000 shares            $7.75(1)              $775,000 (1)             $205.00

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices of Common Stock on the Over The Counter Market on April 17, 2000


                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents have been previously filed by American Enterprise.com Corp. (the "Company") with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         (c) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A, filed with the Commission pursuant to
Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers consistent with the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Company may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

         The Company has a standard policy of directors' and officers' liability insurance covering directors and officers of the Company with respect to liabilities incurred as a result of their service in such capacities, which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.                            Exhibit
     ----------                             -------

       (4)             American Enterprise.com Corp. Legal Services Plan of
                       Compensation

       (5)             Opinion of Foley & Lardner.

       (23.1)          Consent of Grant Thornton LLP

       (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

       (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 17 day of April, 2000.



                                       AMERICAN ENTERPRISE.COM CORP.



                                       By: /s/ Dr. Cardwell C. Nuchols
                                          --------------------------------------
                                           Dr. Cardwell C. Nuchols, President
                                           and Chief Operating Officer



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Cardwell C. Nuchols and Curtis L. Alliston, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

           Signature                               Title                                               Date
           ---------                               -----                                               ----

/s/ Benedict Maniscalco
------------------------------------
Benedict Maniscalco                         Chairman of the Board                                  April 18, 2000


/s/ Charles Broes
------------------------------------        Chief Executive Officer
Charles Broes                               (Principal Executive Officer)                          April 14, 2000


/s/ Cardwell C. Nuchols                     President, Chief Operating Officer, and
------------------------------------        Director
Cardwell C. Nuchols                         (Principal Financial Officer)                          April 17, 2000


/s/ Curtis L. Alliston
------------------------------------
Curtis L. Alliston                          Secretary & Treasurer                                  April 14, 2000


/s/ James Whitmire
------------------------------------
James Whitmire                              Director                                               April 14, 2000

                                  EXHIBIT INDEX

        AMERICAN ENTERPRISE.COM CORP. LEGAL SERVICES PLAN OF COMPENSATION


       Exhibit No.                                   Exhibit
       -----------                                   -------

           (4)              American Enterprise.com Corp. Legal Services Plan of
                            Compensation

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Grant Thornton LLP

          (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)